Exhibit 99.1

Bristol-Myers Squibb Enters into Exclusive Worldwide License and Collaboration

Agreement with Five Prime Therapeutics for Colony Stimulating Factor 1 Receptor

(CSF1R) Antibody Program

•	Strategic immuno-oncology collaboration focused on development of CSF1R antibody (FPA008) in combination with Opdivo (nivolumab) and other therapies with the goal of bringing new treatment options to patients

•	Five Prime to receive up to $1.74 billion for FPA008, inclusive of $350 million upfront and potential development and regulatory milestone payments; additional double-digit royalties on future sales and option to co-promote in the U.S.

•	Five Prime to continue development of FPA008 in pigmented villonodular synovitis (PVNS) and in potential combinations with its own immuno-oncology candidates

(NEW YORK and SOUTH SAN FRANCISCO, CA – October 15, 2015) - Bristol-Myers Squibb Company (NYSE:BMY) and Five Prime Therapeutics, Inc. (Nasdaq:FPRX) today announced that they have entered into an exclusive worldwide license and collaboration agreement for the development and commercialization of Five Prime’s colony stimulating factor 1 receptor (CSF1R) antibody program, including FPA008 which is in Phase 1 development for immunology and oncology indications. This agreement replaces the companies’ existing clinical collaboration agreement to evaluate the safety, tolerability and preliminary efficacy of combining Opdivo (nivolumab), Bristol-Myers Squibb’s programmed-death 1 (PD-1) immune checkpoint inhibitor, with FPA008 in six tumor types.

“By blocking a key mediator of immunosuppression in the tumor microenvironment, CSF1R inhibition with FPA008 represents a potentially important complementary immuno-oncology mechanism of action to the T-cell directed antibodies and co-stimulatory molecules in our pipeline,” said Francis Cuss, MB BChir, FRCP, executive vice president and chief scientific officer of Bristol-Myers Squibb. “This agreement, which builds upon our existing relationship with Five Prime in immuno-oncology, is another important example of our commitment to expanding our presence in this space and to researching novel combination regimens.”

“We believe this transformational collaboration with Bristol-Myers Squibb for our CSF1R antibody program represents the best of both worlds in terms of maximizing the potential of FPA008,” said Lewis T. “Rusty” Williams, M.D., Ph.D., president and chief executive officer of Five Prime Therapeutics. “Bristol-Myers Squibb has undisputed leadership in the immuno-oncology landscape, deep clinical development and regulatory expertise, and an established commercial infrastructure to deliver important new therapies to patients. Bristol-Myers Squibb also has a rich pipeline of clinical candidates and approved products, a number of which may have therapeutic synergy when coupled with FPA008, given the potential of CSF1R inhibition to suppress the activity and survival of tumor associated macrophages. At the same time, Five Prime will continue to conduct trials in pigmented villonodular synovitis (PVNS) and immuno-oncology with FPA008, which is a product of our proprietary protein platform and our discovery of IL-34, one of the two ligands for CSF1R that FPA008 blocks.”

Under the terms of the license and collaboration agreement, Bristol-Myers Squibb will make an upfront payment of $350 million to Five Prime. Bristol-Myers Squibb will be responsible for development and manufacturing of FPA008 for all indications, subject to Five Prime’s option to conduct, at its own cost, certain future studies including registrational studies to support approval of FPA008 in PVNS and FPA008 in combination with Five Prime’s internal pipeline assets in immuno-oncology. Five Prime will continue to conduct the current Phase 1a/1b trial evaluating the combination of Opdivo and FPA008 in six tumor settings, which was announced as part of the companies’ initial clinical collaboration in November 2014, through to completion. Bristol-Myers Squibb will be responsible for global commercialization, and Five Prime will retain rights to a U.S. co-promotion option. In addition to the upfront payment, Five Prime will be eligible to receive up to $1.05 billion in development and regulatory milestone payments per anti-CSF1R product for oncology indications (including combinations with Opdivo and any other agent), and up to $340 million in development and regulatory milestone payments per anti-CSF1R product for non-oncology indications, as well as double digit royalties, such royalties to be enhanced in the U.S. in the event that Five Prime exercises its co-promotion option.

The effectiveness of the agreement is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

About FPA008

FPA008 is an investigational antibody that inhibits CSF1R and has been shown in preclinical models to block the activation and survival of monocytes and macrophages. Early data have shown that inhibition of CSF1R in inflamed RA joints blocks the production of inflammatory cytokines by macrophages and inhibits osteoclasts, monocyte-lineage cells that can cause bone erosions and joint destruction. Inhibition of CSF1R in preclinical models of several cancers reduces the number of immunosuppressive tumor-associated macrophages (TAMs) in the tumor microenvironment, thereby facilitating an immune response against tumors. FPA008 is currently in phase 1 clinical trials in several immunology and oncology indications.

About Opdivo

Opdivo was the first PD-1 immune checkpoint inhibitor to receive regulatory approval anywhere in the world in July 2014, and currently has regulatory approval in more than 37 countries including the United States, Japan, and in the European Union.

In the U.S., Opdivo is indicated for patients with unresectable or metastatic melanoma and disease progression following Yervoy (ipilimumab) and, if BRAF V600 mutation positive, a BRAF inhibitor. Opdivo is also approved for use in combination with Yervoy, for the treatment of patients with BRAF V600 wild-type unresectable or metastatic melanoma. These indications are approved under accelerated approval based on tumor response rate and durability of response. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials. Opdivo is also indicated in the U.S. for the treatment of patients with metastatic non-small cell lung cancer (NSCLC) with progression on or after platinum-based chemotherapy.

Bristol-Myers Squibb has a broad, global development program to study Opdivo in multiple tumor types consisting of more than 50 trials – as a monotherapy or in combination with other therapies – in which more than 8,000 patients have been enrolled worldwide.

IMPORTANT SAFETY INFORMATION

WARNING: IMMUNE-MEDIATED ADVERSE REACTIONS

YERVOY can result in severe and fatal immune-mediated adverse reactions due to T-cell activation and proliferation. These immune-mediated reactions may involve any organ system; however, the most common severe immune-mediated adverse reactions are enterocolitis, hepatitis, dermatitis (including toxic epidermal necrolysis), neuropathy, and endocrinopathy. The majority of these immune-mediated reactions initially manifested during treatment; however, a minority occurred weeks to months after discontinuation of YERVOY.

Assess patients for signs and symptoms of enterocolitis, dermatitis, neuropathy, and endocrinopathy and evaluate clinical chemistries including liver function tests (LFTs) and thyroid function tests at baseline and before each dose.

Permanently discontinue YERVOY and initiate systemic high-dose corticosteroid therapy for severe immune-mediated reactions.

Immune-Mediated Pneumonitis

Immune-mediated pneumonitis or interstitial lung disease, including fatal cases, occurred with OPDIVO treatment. Across the clinical trial experience with solid tumors, fatal immune-mediated pneumonitis occurred in 0.5% (5/978) of patients receiving OPDIVO as a single agent. In Checkmate 037, pneumonitis, including interstitial lung disease, occurred in 3.4% (9/268) of patients receiving OPDIVO and none of the 102 patients receiving chemotherapy. Immune-mediated pneumonitis occurred in 2.2% (6/268) of patients receiving OPDIVO; Grade 3 (n=1) and Grade 2 (n=5). In Checkmate 057, immune-mediated pneumonitis, including interstitial lung disease, occurred in 3.4% (10/287) of patients receiving OPDIVO as a single agent: Grade 3 (n=5), Grade 2 (n=2), and Grade 1 (n=3). Across the clinical trial experience in 188 patients with melanoma who received OPDIVO in combination with YERVOY, in Checkmate 069 (n=94) and an additional dose-finding study (n=94), fatal immune-mediated pneumonitis occurred in 0.5% (1/188) of patients. In Checkmate 069, there were six additional patients who died without resolution of abnormal respiratory findings. Monitor patients for signs with radiographic imaging and symptoms of pneumonitis. Administer corticosteroids for Grade 2 or greater pneumonitis. Permanently discontinue for Grade 3 or 4 and withhold until resolution for Grade 2. In Checkmate 069, pneumonitis, including interstitial lung disease, occurred in 10% (9/94) of patients receiving OPDIVO in combination with YERVOY and 2.2% (1/46) of patients receiving YERVOY. Immune-mediated pneumonitis occurred in 6% (6/94) of patients receiving OPDIVO in combination with YERVOY: Grade 5 (n=1), Grade 3 (n=2) and Grade 2 (n=3).

Immune-Mediated Colitis

Immune-mediated colitis can occur with OPDIVO treatment. Monitor patients for signs and symptoms of colitis. Administer corticosteroids for Grade 2 (of more than 5 days duration), 3, or

4 colitis. As a single agent, withhold OPDIVO for Grade 2 or 3 and permanently discontinue for Grade 4 or recurrent colitis upon restarting OPDIVO. In combination with YERVOY, withhold OPDIVO for Grade 2 and permanently discontinue for Grade 3 or 4 or recurrent colitis upon restarting OPDIVO. In Checkmate 037, diarrhea or colitis occurred in 21% (57/268) of patients receiving OPDIVO and 18% (18/102) of patients receiving chemotherapy. Immune-mediated colitis occurred in 2.2% (6/268) of patients receiving OPDIVO; Grade 3 (n=5) and Grade 2 (n=1). In Checkmate 057, diarrhea or colitis occurred in 17% (50/287) of patients receiving OPDIVO as a single agent. Immune-mediated colitis occurred in 2.4% (7/287) of patients: Grade 3 (n=3), Grade 2 (n=2), and Grade 1 (n=2). In Checkmate 069, diarrhea or colitis occurred in 57% (54/94) of patients receiving OPDIVO in combination with YERVOY and 46% (21/46) of patients receiving YERVOY. Immune-mediated colitis occurred in 33% (31/94) of patients receiving OPDIVO in combination with YERVOY: Grade 4 (n=1), Grade 3 (n=16), Grade 2 (n=9), and Grade 1 (n=5).

In a separate YERVOY Phase 3 study, severe, life-threatening, or fatal (diarrhea of >7 stools above baseline, fever, ileus, peritoneal signs; Grade 3-5) immune-mediated enterocolitis occurred in 34 (7%) patients. Across all YERVOY-treated patients in that study (n=511), 5 (1%) developed intestinal perforation, 4 (0.8%) died as a result of complications, and 26 (5%) were hospitalized for severe enterocolitis.

Immune-Mediated Hepatitis

Immune-mediated hepatitis can occur with OPDIVO treatment. Monitor patients for abnormal liver tests prior to and periodically during treatment. Administer corticosteroids for Grade 2 or greater transaminase elevations. Withhold for Grade 2 and permanently discontinue for Grade 3 or 4 immune-mediated hepatitis. In Checkmate 037, there was an increased incidence of liver test abnormalities in the OPDIVO-treated group as compared to the chemotherapy-treated group, with increases in AST (28% vs 12%), alkaline phosphatase (22% vs 13%), ALT (16% vs 5%), and total bilirubin (9% vs 0). Immune-mediated hepatitis occurred in 1.1% (3/268) of patients receiving OPDIVO; Grade 3 (n=2) and Grade 2 (n=1). In Checkmate 057, one patient (0.3%) developed immune-mediated hepatitis. In Checkmate 069, immune-mediated hepatitis occurred in 15% (14/94) of patients receiving OPDIVO in combination with YERVOY: Grade 4 (n=3), Grade 3 (n=9), and Grade 2 (n=2).

In a separate YERVOY Phase 3 study, severe, life-threatening, or fatal hepatotoxicity (AST or ALT elevations >5x the ULN or total bilirubin elevations >3x the ULN; Grade 3-5) occurred in 8 (2%) patients, with fatal hepatic failure in 0.2% and hospitalization in 0.4%.

Immune-Mediated Dermatitis

In a separate YERVOY Phase 3 study, severe, life-threatening, or fatal immune-mediated dermatitis (eg, Stevens-Johnson syndrome, toxic epidermal necrolysis, or rash complicated by full thickness dermal ulceration, or necrotic, bullous, or hemorrhagic manifestations; Grade 3-5) occurred in 13 (2.5%) patients. 1 (0.2%) patient died as a result of toxic epidermal necrolysis. 1 additional patient required hospitalization for severe dermatitis.

Immune-Mediated Neuropathies

In a separate YERVOY Phase 3 study, 1 case of fatal Guillain-Barré syndrome and 1 case of severe (Grade 3) peripheral motor neuropathy were reported.

Immune-Mediated Endocrinopathies

Hypophysitis, adrenal insufficiency, and thyroid disorders can occur with OPDIVO treatment. Monitor patients for signs and symptoms of hypophysitis, signs and symptoms of adrenal insufficiency during and after treatment, and thyroid function prior to and periodically during treatment. Administer corticosteroids for Grade 2 or greater hypophysitis. Withhold for Grade 2 or 3 and permanently discontinue for Grade 4 hypophysitis. Administer corticosteroids for Grade 3 or 4 adrenal insufficiency. Withhold for Grade 2 and permanently discontinue for Grade 3 or 4 adrenal insufficiency. Administer hormone replacement therapy for hypothyroidism. Initiate medical management for control of hyperthyroidism.

In Checkmate 069, hypophysitis occurred in 13% (12/94) of patients receiving OPDIVO in combination with YERVOY: Grade 3 (n=2) and Grade 2 (n=10). Adrenal insufficiency occurred in 1% (n=555) of patients receiving OPDIVO as a single agent. In Checkmate 069, adrenal insufficiency occurred in 9% (8/94) of patients receiving OPDIVO in combination with YERVOY: Grade 3 (n=3), Grade 2 (n=4), and Grade 1 (n=1). In Checkmate 069, hypothyroidism occurred in 19% (18/94) of patients receiving OPDIVO in combination with YERVOY. All were Grade 1 or 2 in severity except for one patient who experienced Grade 3 autoimmune thyroiditis. Grade 1 hyperthyroidism occurred in 2.1% (2/94) of patients receiving OPDIVO in combination with YERVOY. In Checkmate 037, Grade 1 or 2 hypothyroidism occurred in 8% (21/268) of patients receiving OPDIVO and none of the 102 patients receiving chemotherapy. Grade 1 or 2 hyperthyroidism occurred in 3% (8/268) of patients receiving OPDIVO and 1% (1/102) of patients receiving chemotherapy. In Checkmate 057, Grade 1 or 2 hypothyroidism, including thyroiditis, occurred in 7% (20/287) and elevated TSH occurred in 17% of patients receiving OPDIVO as a single agent. Grade 1 or 2 hyperthyroidism occurred in 1.4% (4/287) of patients.

In a separate YERVOY Phase 3 study, severe to life-threatening immune-mediated endocrinopathies (requiring hospitalization, urgent medical intervention, or interfering with activities of daily living; Grade 3-4) occurred in 9 (1.8%) patients. All 9 patients had hypopituitarism, and some had additional concomitant endocrinopathies such as adrenal insufficiency, hypogonadism, and hypothyroidism. 6 of the 9 patients were hospitalized for severe endocrinopathies.

Immune-Mediated Nephritis and Renal Dysfunction

Immune-mediated nephritis can occur with OPDIVO treatment. Monitor patients for elevated serum creatinine prior to and periodically during treatment. For Grade 2 or 3 increased serum creatinine, withhold and administer corticosteroids; if worsening or no improvement occurs, permanently discontinue. Administer corticosteroids for Grade 4 serum creatinine elevation and permanently discontinue. In Checkmate 037, there was an increased incidence of elevated creatinine in the OPDIVO-treated group as compared to the chemotherapy-treated group (13% vs 9%). Grade 2 or 3 immune-mediated nephritis or renal dysfunction occurred in 0.7% (2/268) of patients. In Checkmate 057, Grade 2 immune-mediated renal dysfunction occurred in 0.3% (1/287) of patients receiving OPDIVO as a single agent. In Checkmate 069, Grade 2 or higher immune-mediated nephritis or renal dysfunction occurred in 2.1% (2/94) of patients. One patient died without resolution of renal dysfunction.

Immune-Mediated Rash

Immune-mediated rash can occur with OPDIVO treatment. Monitor patients for rash. Administer corticosteroids for Grade 3 or 4 rash. Withhold for Grade 3 and permanently discontinue for Grade 4. In Checkmate 037 (n=268), the incidence of rash was 21%; the incidence of Grade 3 or 4 rash was 0.4%. In Checkmate 057, immune-mediated rash occurred in 6% (17/287) of patients receiving OPDIVO as a single agent including four Grade 3 cases. In Checkmate 069, immune-mediated rash occurred in 37% (35/94) of patients receiving OPDIVO in combination with YERVOY: Grade 3 (n=6), Grade 2 (n=10), and Grade 1 (n=19).

Immune-Mediated Encephalitis

Immune-mediated encephalitis can occur with OPDIVO treatment. Withhold OPDIVO in patients with new-onset moderate to severe neurologic signs or symptoms and evaluate to rule out other causes. If other etiologies are ruled out, administer corticosteroids and permanently discontinue OPDIVO for immune-mediated encephalitis. Across clinical trials of 8490 patients receiving OPDIVO as a single agent or in combination with YERVOY, <1% of patients were identified as having encephalitis. In Checkmate 057, fatal limbic encephalitis occurred in one patient (0.3%) receiving OPDIVO as a single agent.

Other Immune-Mediated Adverse Reactions

Based on the severity of adverse reaction, permanently discontinue or withhold treatment, administer high-dose corticosteroids, and, if appropriate, initiate hormone-replacement therapy. The following clinically significant immune-mediated adverse reactions occurred in <2% (n=555) of single-agent OPDIVO-treated patients: uveitis, pancreatitis, abducens nerve paresis, demyelination, polymyalgia rheumatica, and autoimmune neuropathy. Across clinical trials of OPDIVO administered as a single agent at doses 3 mg/kg and 10 mg/kg, additional clinically significant, immune-mediated adverse reactions were identified: facial nerve paralysis, motor dysfunction, vasculitis, diabetic ketoacidosis, and myasthenic syndrome. In Checkmate 069, the following additional immune-mediated adverse reactions occurred in 1% of patients treated with OPDIVO in combination with YERVOY: Guillain-Barré syndrome and hypopituitarism. Across clinical trials of OPDIVO in combination with YERVOY, the following additional clinically significant, immune-mediated adverse reactions were identified: uveitis, sarcoidosis, duodenitis, pancreatitis, and gastritis.

Infusion Reactions

Severe infusion reactions have been reported in <1% of patients in clinical trials of OPDIVO as a single agent. In Checkmate 057, Grade 2 infusion reactions occurred in 1% (3/287) of patients receiving OPDIVO as a single agent. In Checkmate 069, Grade 2 infusion reactions occurred in 3% (3/94) of patients receiving OPDIVO in combination with YERVOY. Discontinue OPDIVO in patients with severe or life-threatening infusion reactions. Interrupt or slow the rate of infusion in patients with mild or moderate infusion reactions.

Embryofetal Toxicity

Based on its mechanism of action, OPDIVO can cause fetal harm when administered to a pregnant woman. Advise pregnant women of the potential risk to a fetus. Advise females of reproductive potential to use effective contraception during treatment with OPDIVO-containing regimen and for at least 5 months after the last dose of OPDIVO.

Lactation

It is not known whether OPDIVO is present in human milk. Because many drugs, including antibodies, are excreted in human milk and because of the potential for serious adverse reactions in nursing infants from OPDIVO-containing regimen, advise women to discontinue breastfeeding during treatment.

Serious Adverse Reactions

In Checkmate 037, serious adverse reactions occurred in 41% of patients receiving OPDIVO. Grade 3 and 4 adverse reactions occurred in 42% of patients receiving OPDIVO. The most frequent Grade 3 and 4 adverse drug reactions reported in 2% to <5% of patients receiving OPDIVO were abdominal pain, hyponatremia, increased aspartate aminotransferase, and increased lipase. In Checkmate 057, serious adverse reactions occurred in 47% of patients receiving OPDIVO as a single agent. The most frequent serious adverse reactions reported in >2% of patients were pneumonia, pulmonary embolism, dyspnea, pleural effusion, and respiratory failure. In Checkmate 069, serious adverse reactions occurred in 62% of patients receiving OPDIVO; the most frequent serious adverse events with OPDIVO in combination with YERVOY, as compared to YERVOY alone, were colitis (17% vs 9%), diarrhea (9% vs 7%), pyrexia (6% vs 7%), and pneumonitis (5% vs 0).

Common Adverse Reactions

In Checkmate 037, the most common adverse reaction (>20%) reported with OPDIVO was rash (21%). In Checkmate 057, the most common adverse reactions (>20%) reported with OPDIVO as a single agent were fatigue (49%), musculoskeletal pain (36%), cough (30%), decreased appetite (29%), and constipation (23%). In Checkmate 069, the most common adverse reactions (>20%) reported in patients receiving OPDIVO in combination with YERVOY vs YERVOY alone were rash (67% vs 57%), pruritus (37% vs 26%), headache (24% vs 20%), vomiting (23% vs 15%), and colitis (22% vs 11%).

In a separate YERVOY Phase 3 study, the most common adverse reactions (>5%) in patients who received YERVOY at 3 mg/kg were fatigue (41%), diarrhea (32%), pruritus (31%), rash (29%), and colitis (8%).

Please see U.S. Full Prescribing Information for OPDIVO and YERVOY, including Boxed WARNING for YERVOY regarding immune-mediated adverse reactions.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

About Five Prime Therapeutics

Five Prime Therapeutics, Inc. discovers and develops innovative therapeutics to improve the lives of patients with serious diseases. Five Prime’s comprehensive discovery platform, which encompasses virtually every medically relevant extracellular protein, positions it to explore pathways in cancer, inflammation and their intersection in immuno-oncology, an area of oncology with significant therapeutic potential and a growing focus of the company’s R&D activities. Five Prime has entered into strategic collaborations with leading global pharmaceutical companies and has promising product candidates in clinical and late preclinical development. For more information, please visit www.fiveprime.com.

Bristol-Myers Squibb Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding the research, development and commercialization of pharmaceutical products. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that FPA008 will be successfully developed or approved for any of the indications described in this release or in combination with Opdivo. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2014 in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Five Prime Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding (i) the planned clinical development of the combination of FPA008 with nivolumab; and (ii) Five Prime’s potential receipt of upfront and milestone payments and royalties. Many factors may cause differences between current expectations and actual results including unexpected safety or efficacy data observed during clinical studies, changes in expected or existing competition, changes in the regulatory, pricing or reimbursement environment, and unexpected litigation or other disputes. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts

Bristol-Myers Squibb

Media:

Sarah Koenig, 609-252-4145, sarah.koenig@bms.com

Investors:

Ranya Dajani, 609-252-5330, ranya.dajani@bms.com

Five Prime Therapeutics:

Amy Kendall, 415-365-5776, amy.kendall@fiveprime.com